FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Electronic Systems Technology, Inc.
(Exact name of registrant as specified in its charter)
Washington	91-1238077
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

415 North Quay Street
Kennewick, Washington 99336
(Address of principal executive offices, Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ _ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [X]

Securities Act registration statement file number to which this form relates:

2-92949-S

Securities to be registered pursuant to Section 12(b) of the Securities Act:

None

Securities to be registered pursuant to Section 12(g) of the Securities Act:

Common Stock

Item 1. Description of Registrant's Securities to be Registered.

The information included under the heading "Description of Common Stock" of the Registration Statement on Form S-18 of Electronic Systems Technology, Inc. (Commission File Number 2-92949-S), as filed with the Securities and Exchange Commission on November 5, 1984, and modifications to the Form S-18 as filed with the Securities and Exchange Commission on Form 8-K, dated March 15, 1985, is incorporated herein by reference.

Item 2. Exhibits.
EXHIBIT NUMBER	EXHIBIT DESCRIPTION

The following exhibits are filed as a part of this registration statement:

1.*	Certificate of Incorporation of the Registrant.
2.**	Specimen certificate for Registrant's Common Stock.
3.***	Amended Articles of Incorporation of the Registrant.
4.***	Amended Corporate Bylaws of the Registrant.
5.****	Stock Options as have been periodically issued by the Registrant.

--------------------------------------------------------

*

Incorporated by reference to Exhibit 3.1 of Registration Statement, Form S-18 of Electronic Systems Technology, Inc. (Commission File Number 2-92949-S), as filed with the Securities and Exchange Commission on November 5, 1984.

**

Incorporated by reference to Exhibit 2.1 of Registration Statement, Form S-18 of Electronic Systems Technology, Inc. (Commission File Number 2-92949-S), as filed with the Securities and Exchange Commission on November 5, 1984.

***

Incorporated by reference to Registration Statement, Form S-18 of Electronic Systems Technology, Inc. (Commission File Number 2-92949-S), as filed with the Securities and Exchange Commission on November 5, 1984, and modifications to the Form S-18 as filed with the Securities and Exchange Commission on Form 8-K, dated March 15, 1985, is incorporated herein by reference.

****

Incorporated by reference to Registration Statement, Form S-18 of Electronic Systems Technology, Inc. (Commission File Number 2-92949-S), as filed with the Securities and Exchange Commission on November 5, 1984, and Electronic Systems Technology, Inc. Forms 8-K, as filed with the Securities and Exchange Commission July 12, 1991, December 14, 1992, December 10, 1993, February 3, 1995, February 9, 1996, February 7, 1997, February 6, 1998, and February 12, 1999, respectively.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Electronic Systems Technology, Inc.

By: /s/ T. L. KIRCHNER

Tom L. Kirchner

President

Electronic Systems Technology, Inc.

Date: OCTOBER 11, 1999